                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                              (X)
Filed by a Party other than the Registrant           ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material under Section 240.14a-12

                        LIVESTAR ENTERTAIMENT GROUP, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
 (X)    No fee required
 ( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3)   Proposed maximum aggregate value of transaction:

        4)   Total fee paid:

( )    Fee paid previously with preliminary materials.
( )    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:
       2)    Form, Schedule or Registration Statement No.:
       3)    Filing Party:
       4)    Date Filed:

                       LIVESTAR ENTERTAINMENT GROUP, INC.
                           62 W. 8th Avenue, 4th Floor
                   Vancouver, British Columbia, Canada V5Y 1M7

                                                               November 17, 2003

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of
LIVESTAR ENTERTAINMENT GROUP, INC., which will be held at the offices of the
Company at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y
1M7 on December 1, 2003 at 2:00 p.m. Pacific Time.

Details of the business to be conducted at the special meeting are given in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the special meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of LIVESTAR Entertainment Group, Inc.

                                                                Sincerely,

                                                                Ray A. Hawkins
                                                                President & CEO & Director

                       LIVESTAR ENTERTAINMENT GROUP, INC.
                           62 W. 8th Avenue, 4th Floor
                   Vancouver, British Columbia, Canada V5Y 1M7
                            Telephone (604) 682-6541

              ____________________________________________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

               ___________________________________________________

TO THE SHAREHOLDERS OF .:

The special meeting of the shareholders of LIVESTAR ENTERTAINMENT GROUP, INC.
will be held at the offices of the Company at 62 W. 8th Avenue, 4th Floor,
Vancouver, British Columbia, Canada V5Y 1M7 on December 1, 2003 at 2:00 p.m.
Pacific Time, for the following purposes:

1.       To vote upon a proposal to amend the articles of incorporation in order the authorize the board of directors to increase the number of authorized common shares from 250,000,000 shares to 1,000,000,000 shares; and

2.       To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on October 29, 2003 are entitled to notice of and to vote at the meeting. The Company's proxy statement shareholders accompany this notice.

All shareholders are invited to attend the meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Ray A. Hawkins, President, CEO & Director

Vancouver, British Columbia, Canada
November 17, 2003
                                    IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE
PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL
SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                       LIVESTAR ENTERTAINMENT GROUP, INC.
                           62 W. 8th Avenue, 4th Floor
                   Vancouver, British Columbia, Canada V5Y 1M7

                            Telephone (604) 682-6541
                ________________________________________________

                                 PROXY STATEMENT
                ________________________________________________

                     For the Special Meeting of Shareholders
                           To be held December 1, 2003

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION
WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY LIVESTAR ENTERTAINMENT GROUP, INC. OR ANY OTHER PERSON.

                            MATTERS TO BE CONSIDERED

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of LIVESTAR ENTERTAINMENT GROUP, INC. (the "Company")
for use at the special meeting of the shareholders of the Company, or any adjournments thereof. The meeting will be held at the offices of the Company at
62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7 on
December 1, 2003 at 2:00 p.m. Pacific Time, to approve an amendment to the articles of incorporation.

Management knows of no other business that may properly come before the meeting.
The above matter require for their approval the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about November 17, 2003.

                      RECORD DATE; SOLICITATION OF PROXIES

The board of directors of LIVESTAR ENTERTAINMENT GROUP, INC. has fixed the close of business on October 29, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. At the record date, there were approximately 227,864,380 shares of common stock issued, outstanding, and entitled to vote at the meeting. Holders of common stock are entitled to one vote at the meeting for each share of common stock held of record on the record date. There are no separate voting groups or separate series of stock.

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by LIVESTAR ENTERTAINMENT GROUP,
INC. and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. LIVESTAR ENTERTAINMENT
GROUP, INC. will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. LIVESTAR ENTERTAINMENT GROUP, INC. will bear the costs of the special meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials. LIVESTAR
ENTERTAINMENT GROUP, INC. has spent approximately $3,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that LIVESTAR
ENTERTAINMENT GROUP, INC. will spend an additional $2,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding LIVESTAR ENTERTAINMENT GROUP,
INC.'s proxies and related materials may be directed in writing to Ray A.
Hawkins, President & CEO, at 62 W. 8th Avenue, 4th Floor, Vancouver, British
Columbia, Canada V5Y 1M7.

                            VOTE REQUIRED AND VOTING

In order to obtain shareholder approval for all matters other than the amendment to the articles of incorporation, thirty-three and one-third percent (33.33%) of the issued and outstanding shares of common stock entitled to vote as of the record date, represented in person or by proxy, is required for a quorum at the special meeting. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum. Election of directors shall be accomplished by the two candidates receiving a plurality of the votes cast at a shareholder's meeting at which a quorum is present. Approval of the amendments to the articles of incorporation requires the affirmative at the meeting of a majority of all common shares issued and outstanding.

As of the record date there are 227,864,380 common shares issued and outstanding. Also as of the record date there are 875,000 shares of preferred stock issued and outstanding, which are convertible into 35,000,000 shares of common stock. The preferred stock may cast votes at the meeting for the common stock into which it is convertible. Accordingly, there are a total of
262,864,380 votes, which may be cast at the meeting. It is necessary that
131,431,191 of such votes be present at the meeting and vote in favor of the amendment for it to be approved.

You can vote by either attending the meeting in person or by filling out and sending in your proxy. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR the named nominees for the board of directors identified herein. Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners. Brokers who do not receive instructions, but who are present in person or by proxy at the meeting will be counted as present for quorum purposes.

                                  OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the meeting.

                               REVOCATION OF PROXY

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the corporate secretary of LIVESTAR ENTERTAINMENT GROUP, INC. an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or
(3) attending the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED
IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND
PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

                                   PROPOSAL I
           AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
          NUMBER OF AUTHORIZED COMMON STOCK FROM 250,000,000 SHARES TO
                              1,000,000,000 SHARES

Reason for the Increase in Authorized Common Stock
The Company has previously announced that it is its intention to develop a core business consisting of a network of liquor licensed entertainment establishments, namely nightclubs and lounges, in order to further its goal of developing a live entertainment business. The board of the Company has determined that the best way to do this is to acquire the first establishment and possibly the second or more and use these as models for further establishments, which are planned to be developed, from the ground up.

It is expected that the acquisitions will be made via both stock and cash. In order to acquire capital the Company will require an increase in shares outstanding to make the acquisitions. Stock required for the acquisitions will also have to be provided for. Finally, in order to make the acquisitions, there will be a need for capital to cover the expenses of identifying, targeting and closing the acquisitions including but not limited to fees for lawyers, accountants and investment bankers.

Because of the currently low stock price, and given the expected purchase price of the acquisitions and cost of capital, this may translate into at least 250 million outstanding shares required to be added to the capital stock. Although we endeavor, as in the case of our first recently completed acquisition, to structure the consideration paid to reduce the amount of potential stock needed to close an acquisition, given the currently low stock price, we may not be able to avoid the issuance of significant amounts of stock to close the transaction.
Note that part of the purchase price of an acquisition or the capital raised may need to include the granting of warrants. These warrants will therefore be needed to be included in the authorized number. These additional authorized shares may also aid in the securing of the capital needed to also cover the corporate expenses required for the acquisitions. Additional acquisitions or mergers that are made with stock will also require the additional shares made available by the increase in the authorized common stock. In addition to the use of stock for the acquiring of establishments, the Company may need additional stock for joint venture transactions, the acquiring and financing of concert and special event businesses or other synergistic businesses and possibly for general working capital. The Company has previously stated it may issue stock to compensate, staff, consultants and others, and also to settle debts with suppliers and creditors.

The Board believes that the increase in the authorized will be well merited since it may result in the Company building a core of income-producing hard assets. The Board believes that over the long term the impact of these income-producing assets may result in an increase in the company's valuation and stock price such that the apparent dilution may be more than offset by the increase in valuation such that stockholders may see an increase in the stock price as a result.

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose.
In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE ARTICLES OF
INCORPORATION.

                           BENEFICIAL STOCK OWNERSHIP

The following table sets forth,  as of October 29, 2003,  Common Stock ownership of (1) the Directors of the Company, (2) the only persons known to management to be the  beneficial  owners of more than five  percent of the Common Stock of the
Company,  based on  management's  best knowledge at the date set out above , and
(3) the Company's Directors and Officers as a group:

Directors, Officers and 5%                       Shares Beneficially
Stockholders                                            Owned
----------------------------------------------------------------------------
                                                     Number             Percent
                                                     -------            -------

550605 B.C. Ltd.                                     2,814,000(1)       1.23%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins                                       2,592,324(2)       1.14%
71-1075 Granville Street
Vancouver, B.C.  V6Z 1L4

631575 BC Ltd                                          630,000(3)       0.28%
71 - 1075 Granville St
Vancouver, B.C. V6Z 1L4

Edwin Kwong                                          2,439,608(2)       1.07%
#5 - 744 West 7th Avenue
Vancouver, B.C. V5Z 1B8

VANTECH Securities Ltd.                             35,000,000(4)      13.31%
Suite 104B, Saffrey Square, Bank Lane
Nassau, Bahamas

All LIVESTAR directors and                           5,031,932(2)(5)    2.20%
officers as a group (2 persons)

(1) Ray A. Hawkins owns 74% of 550605 B.C. Ltd.
(2) Includes shares issuable upon the exercise of options within 60 days.  Does not include shares of which Mr. Hawkins is arguably the beneficial owner as a result of holding a 74% interest in 550605 B.C. Ltd, and 100% interest in 631575
BC Ltd.
(3) Ray A. Hawkins owns 100% of 631575 BC Ltd.
(4) Includes shares issuable upon the conversion of 875,000 Series A Preferred
Shares, with the Conversion Rights of 40 Common Shares to 1 Preferred Share.
(5) Includes 580,000 shares issuable upon the exercise of options within 60 days.

                       WHERE YOU CAN FIND MORE INFORMATION

LIVESTAR ENTERTAINMENT GROUP, INC. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. LIVESTAR ENTERTAINMENT
GROUP, INC. files reports, proxy statements and other information with the SEC.
You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C.
20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

PLEASE  SIGN,  DATE  AND  RETURN  THE   ACCOMPANYING   PROXY  AT  YOUR  EARLIEST
CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors
_______________________________
Ray A. Hawkins
President, CEO and Director

                       LIVESTAR ENTERTAINMENT GROUP, INC.
                                      PROXY

                         Special Meeting of Shareholders
                                December 1, 2003
                                      PROXY

The undersigned appoints Ray A. Hawkins of LIVESTAR ENTERTAINMENT GROUP, INC.
with full power of substitution, the attorney and proxy of the undersigned, to attend the special meeting of shareholders of LIVESTAR ENTERTAINMENT GROUP,
INC., to be held December 1, 2003, beginning at 2:00 p.m., Pacific Time, at 62
W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7, and at
any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]  Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE PROPOSAL.

1.       To approve the amendments to the articles of incorporation.

                      FOR Amended Articles           NOT FOR Amended Articles
                          [_]                                 [_]

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Dated:  ________________, 2003

Signature(s)

X _________________________

___________________________
Shareholder (print name)

          PLEASE SIGN AND RETURN THIS PROXY PRIOR TO December 1, 2003.